UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)
(770) 375-2300
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Humphrey

On December 17, 2018, Scott R. Humphrey announced his intention to resign as Chief Financial Officer of Ciner Resource Partners LLC, the general partner (the “General Partner”) of Ciner Resources LP (the “Partnership”), effective as of close of business on December 31, 2018, in order to pursue other opportunities. There were no disagreements between Mr. Humphrey and the General Partner, the Partnership or any officer or director of the General Partner which led to Mr. Humphrey’s decision.

Appointment of Mr. DeBerry as Principal Financial Officer

Subsequent to Mr. Humphrey’s resignation, on December 17, 2018, each of the audit committee and the board of directors of the General Partner appointed Christopher DeBerry (age 50) as the principal financial officer of the General Partner, to be effective as of January 1, 2019. In connection with the appointment to principal financial officer, the expected portion of Mr. DeBerry’s compensation that will be allocated to the Partnership includes (i) an annual base salary of $203,362; (ii) an annual bonus target opportunity equal to 30% of the base salary allocated to the Partnership; and (iii) a target equity award equal to 50% of the base salary allocated to the Partnership.

Mr. DeBerry has served as Chief Accounting Officer of the General Partner and Controller of the General Partner since July 2017 and October 2014, respectively. Mr. DeBerry will retain those titles in addition to acting as the principal financial officer. Prior to joining the Partnership, Mr. DeBerry served as the Assistant Corporate Controller with Axiall Corporation from September 2006 to August 2014. Mr. DeBerry earned his Masters of Accounting and Bachelors of Science in accounting degrees from Florida State University and is a certified public accountant in the state of Georgia.

There are no arrangements or understandings between Mr. DeBerry and any other person pursuant to which he was appointed to serve as principal financial officer. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. DeBerry has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. DeBerry and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. In 2017, Mr. DeBerry’s compensation allocated to the Partnership included 190,183 in base salary, $50,799 as other non-equity compensation, and $20,658 in all other compensation.

Appointment of Mr. Freydel as Vice President, Finance

On December 17, 2018, the board of directors of the General Partner also appointed Eduard Freydel (age 34) as the Vice President, Finance of the General Partner, to be effective as of January 1, 2019. In this role, Mr. Freydel will assume responsibility for all financial planning and analysis, treasury, investor relations and corporate development.

Mr. Freydel has served as Director, Strategic Development of the General Partner since he joined the Partnership on April 1, 2015. In this role, he has been instrumental in supporting our efforts with several key, organic initiatives that align with our parent’s global soda ash strategy. Prior to joining the Partnership, Mr. Freydel worked as Associate at Evercore Partners from 2011-2015. Prior to working at Evercore, Mr. Freydel was an Asst. Vice President at Chaffe & Associates. Mr. Freydel earned his BS in Finance and Sociology from Tulane University in 2006. He is also a CFA (Chartered Financial Analyst).

Mr. Freydel will be employed and compensated by Ciner Resources Corporation, subject to reimbursement by the Partnership. He will also be eligible to participate in the General Partner’s long-term incentive plan (the “LTIP”), which provides for awards in the form of common units, phantom units, distribution equivalent rights, cash awards and other unit-based awards. The portion of Mr. Freydel’s compensation that will be payable by the

Partnership includes (1) the amount of awards made to him under the LTIP allocated to the Partnership by Ciner Resources Corporation (and reimbursed to Ciner Resources Corporation by the Partnership) and (2) the amount of other compensation allocated to the Partnership by Ciner Resources Corporation (and reimbursed to Ciner Resources Corporation by the Partnership), with each of such allocations determined by the amount of time he actually spends working for the Partnership relative to the amount of time he spends working for Ciner Resources Corporation and its other affiliates. The anticipated portion of Mr. Freydel’s compensation that will be allocated to the Partnership includes (i) an annual base salary of $201,128; (ii) an annual bonus target opportunity equal to 30% of the base salary allocated to the Partnership; and (iii) a target equity award equal to 50% of the base salary allocated to the Partnership.  In 2017, Mr. Freydel’s compensation allocated to the Partnership included $115,691 in base salary, $48,736 as other non-equity compensation, and $11,901 in all other compensation.

There are no arrangements or understandings between Mr. Freydel and any other person pursuant to which he was appointed to serve as Vice President, Finance. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Freydel has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Freydel and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2018	CINER RESOURCES LP

	By:	Ciner Resource Partners LLC,
its General Partner

	By:	/s/Nicole C. Daniel
	Name:	Nicole C. Daniel
	Title:	Vice President, General Counsel and Secretary